UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

January 11, 2006

Commission	Registrant; State of Incorporation	IRS Employer
File Number	Address; and Telephone Number	Identification No.

001-09057	WISCONSIN ENERGY CORPORATION	39-1391525
(A Wisconsin Corporation)
231 West Michigan Street
P.O. Box 1331
Milwaukee, WI 53201
(414) 221-2345

001-01245	WISCONSIN ELECTRIC POWER COMPANY	39-0476280
(A Wisconsin Corporation)
231 West Michigan Street
P.O. Box 2046
Milwaukee, WI 53201
(414) 221-2345

001-07530	WISCONSIN GAS LLC	20-3978942
(A Wisconsin Limited Liability Company)
231 West Michigan Street
P.O. Box 2046
Milwaukee, WI 53201
(414) 221-2345

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

WISCONSIN ENERGY CORPORATION
WISCONSIN ELECTRIC POWER COMPANY
WISCONSIN GAS LLC

ITEM 8.01 OTHER EVENTS.

On January 11, 2006, the Public Service Commission of Wisconsin ("PSCW") reviewed Wisconsin Electric Power Company's ("Wisconsin Electric") and Wisconsin Gas LLC's ("Wisconsin Gas") requests to increase electric and natural gas rates. In a release by the PSCW dated January 11, 2006, the PSCW reported that it had approved increases of (i) $226 million (10.8%) in electric rates for Wisconsin Electric, (ii) $41 million (4.0%) for natural gas service from Wisconsin Gas, and (iii) $21 million (2.8%) for natural gas service from Wisconsin Electric.

In addition, in the same release the PSCW reported that it took the following actions:

  Set a return on equity for Wisconsin Electric and Wisconsin Gas of 11.2%.
  Approved two renewable energy pilot programs, one for electricity generated from bio-mass and one for electricity generated from wind.
  Approved a plan for Wisconsin Electric to immediately refund any over-collection of fuel costs in its electric rates to ratepayers. Currently, refunds are made only after fuel costs fall outside a pre-established range and a fuel rate case is conducted by the PSCW.

The PSCW announced that these rate increases will be finalized in a written PSCW Order, and that they will become effective after the written Order is issued.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WISCONSIN ENERGY CORPORATION
(Registrant)

/s/ STEPHEN P. DICKSON
Date: January 12, 2006	Stephen P. Dickson -- Vice President and Controller;
Principal Accounting Officer

WISCONSIN ELECTRIC POWER COMPANY
(Registrant)

/s/ STEPHEN P. DICKSON
Date: January 12, 2006	Stephen P. Dickson -- Vice President and Controller;
Principal Accounting Officer

WISCONSIN GAS LLC
(Registrant)

/s/ STEPHEN P. DICKSON
Date: January 12, 2006	Stephen P. Dickson -- Vice President and Controller;
Principal Accounting Officer